UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011

Center Financial Corporation

(Exact name of registrant as specified in its charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On January 6, 2011, Center Financial Corporation (the “Company”) and its subsidiary, Center Bank, entered into an at-will employment letter agreement with Richard S. Cupp in connection with his appointment as Interim Chief Executive Officer and President of the Company and Center Bank (the “Cupp Agreement”). Mr. Cupp has agreed to serve as Chief Executive Officer and President until the earlier of the date when the Company completes its proposed merger with Nara Bancorp, Inc. or December 31, 2011 (the “Term”). Mr. Cupp will report to the Board of Directors and perform those duties customarily associated with the interim chief executive officer and president position. He will be paid a base salary at an annual rate of $300,000 during the Term and will also receive those employee benefits and perquisites which the Company generally makes available to its executive officers.

The Company has also agreed to pay Mr. Cupp a cash bonus of $30,000 if he remains employed with the Company through the end of the Term and his employment is not terminated by him or by reason of his death or disability. In addition, the Company has agreed to grant Mr. Cupp restricted stock awards (“RSAs”) with an aggregate award value of $30,000 effective as of January 6, 2011. The number of shares shall be determined based on the closing price of the Company’s common stock on the grant date and based on such further terms and conditions as shall be contained in Restricted Stock Award Agreements to be entered into by and between Company and Mr. Cupp pursuant to the terms of Center Financial’s 2006 Stock Incentive Plan. Such RSAs shall vest if and only if Mr. Cupp remains employed with the Company through the end of the Term and his employment is not terminated by him or by reason of his death or disability.

A copy of the Cupp Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 6, 2011, the Employment Agreement, dated January 13, 2010, among the Company, Center Bank and Jae Whan Yoo was terminated. No severance is payable to Mr. Yoo due to the termination of his employment agreement.

Item 5.02.	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On January 6, 2011, the Company announced the termination of Jae Whan Yoo as Chief Executive Officer and President of the Company and Center Bank, effective as of January 6, 2011.

On January 6, 2011, the Company announced that Richard S. Cupp has been appointed as Interim Chief Executive Officer and President of the Company and Center Bank. A brief description of the material terms of the employment agreement between Mr. Cupp and the Company is included under Item 1.01 of this Form 8-K. A copy of the Cupp Agreement is attached hereto as Exhibit 10.1.

Mr. Cupp, 70, joins the Company with more than 45 years of commercial banking experience, including more than 12 years as the President and Chief Executive Officer of various banks such as 1st Century Bank (2002-2007), First Bank of Beverly Hills (1999-2001), HF Bancorp (1997-1999) and Ventura County National Bancorp (1993-1997). In more recent years, Mr. Cupp has served as a consultant for banks involved in turnarounds and restructurings and has also advised private equity investors in community banks. Mr. Cupp began his career at First Interstate Bancorp and holds an MBA in finance from the University of Southern California and an AB in Economics from University of California at Los Angeles.

A copy of the press release announcing the appointment of Mr. Cupp to replace Mr. Yoo as Chief Executive Officer and President of the Company and Center Bank is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment letter agreement, dated January 6, 2011, by and among Center Financial Corporation, Center Bank and Richard S. Cupp

99.1	Press release dated January 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER FINANCIAL CORPORATION,
a California corporation

Date: January 6, 2011	By:	/S/ LISA K. PAI
Lisa K. Pai, Executive Vice President and General Counsel

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